NEW YORK MORTGAGE TRUST
New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of prime residential mortgage securities and a national mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable rate and hybrid mortgage loans and securities, much of which over time will be self-originated by NYMT’s wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to own a loan portfolio comprised substantially of self-originated loans is a cornerstone of the Company’s strategy.
The Company’s Initial Public Offering was completed in June 2004 and its stock trades on the New York Stock Exchange under the symbol “NTR.”

▪  ▪  ▪ Financial Highlights

	3rd Qtr Ended	4th Qtr Ended	2004 Yr Ended
(Dollars in thousands, except per share amounts)	30-Sep-04	31-Dec-04	31-Dec-04

Total Revenue	$16,386	$22,433	$56,030
Net Income	2,452	1,997	4,947
Post-IPO REIT Net Income	3,048	4,263	7,311
Income Per Share (Diluted)	$0.14	$0.12	$0.27
Post-IPO REIT Net Income Per Share (Diluted)	$0.16	$0.24	$0.40
Total Assets	1,351,169	1,614,762	1,614,762
Mortgage Origination Volume	415,400	632,600	1,845,505
Dividend Per Share	$0.16	$0.24	$0.40

As we reflect on our 2004 performance, it is clear that our accomplishments have produced significant overall tangible results, including share price appreciation and dividends. From our IPO on June 24, 2004 through year end 2004, we delivered a 28.9% total return to shareholders.

▪  ▪  ▪ Dear Fellow Stockholders,

New York Mortgage Trust’s first two quarters as a public company have been exciting and prosperous. We have achieved each of our short-term objectives and positioned ourselves for strong future growth. As you’ll see in the following pages, our success can be measured in many ways.

A Year of Accomplishment

While the last twelve months have been highlighted by numerous operating and financial successes, the milestone event of 2004 was the successful completion of our Initial Public Offering on June 24, 2004. This offering raised $122 million in net proceeds, enabling us to acquire The New York Mortgage Company, our taxable mortgage origination subsidiary, and purchase, on a leveraged basis, our initial portfolio of approximately $1.2 billion of residential mortgage-backed securities.

As further testament to the successful implementation of our post- IPO long-term business strategies, we posted strong financial results for our first two quarters as a public company; reporting post-IPO REIT net income of $7.3 million, or $0.40 per share, for the six months ended December 31, 2004. Also noteworthy were our “out-of-the-box” third and fourth quarter dividends of $0.16 and $0.24 per share, respectively. This positive trend continued into 2005 with a declared first quarter dividend of $0.25 per share.

As we reflect on our 2004 performance, it is clear that our accomplishments have produced significant overall tangible results. Including share price appreciation and dividends, we delivered a 28.9% total return to shareholders from June 24, 2004, when our shares became listed on the New York Stock Exchange, through the end of the year.

Also, consistent with our long-term commitment to grow our mortgage origination platform, we successfully completed two significant, low-cost, low-risk branch acquisition transactions during 2004. Specifically, we acquired 15 full-service retail branches and 25 satellite offices from Guaranty Residential Lending and 8 fullservice retail branches from SIB Mortgage Corporation. These were extremely cost-effective transactions, representing an aggregate cash purchase price of only $1.3 million. These acquisitions increased our number of retail locations from 15 full-service branches to 34 full-service branches and 32 satellite loan origination offices, and our number of employees increased from 335 to 780 during the year. As a result, we began 2005 with an estimated annual loan origination run-rate in excess of $3.2 billion—essentially doubling our retail origination business from our peak 2003 levels.

Solid Foundation for Growth

Since this is our first annual report, I would like to briefly describe our history for those who are new to our story.

New York Mortgage Trust was founded for the purpose of owning and managing, on a leveraged basis, a portfolio of mortgage-backed securities comprised of high credit quality, adjustable-rate mortgage

(“ARM”) loans originated substantially by its wholly owned mortgage origination subsidiary, The New York Mortgage Company. This self-origination (or “active” REIT) strategy enables the Company to own mortgage assets at a lower cost and higher yield, and thus higher dividends, than if it was to acquire similar assets in the open market. NYMT’s strategy is complemented by its disciplined management team who have created a solid foundation built on conservative interest rate and credit risk management, measured growth and long-term capital preservation.

While our mortgage origination subsidiary is focused on originating a full spectrum of residential mortgage loans to borrowers throughout the United States, the cornerstone of our strategy is to retain prime ARM loans that meet our stringent portfolio credit criteria. Sale of our non-portfolio eligible loans to third parties creates opportunities for additional income in our taxable mortgage company subsidiary as well as organic book value growth via the retention of those earnings.

Over the past 13 years, The New York Mortgage Company has become one of the nation’s fastest growing mortgage banks with a reputation as a respected leader in the mortgage banking industry. Now, owned by New York Mortgage Trust, NYMC is well positioned to continue growing its presence nationally.

Our success, both at the REIT and subsidiary level, is largely due to the commitment and outstanding service of all our employees. We have industry experts at all levels of our business. We have a culture of excellence and we are very proud of our ability to attract and retain highly skilled executives, operations personnel and loan officers throughout our organization.

Where We Go from Here

Looking ahead, we are strategically positioned for continued growth and success. We are committed to growing our self-originated residential mortgage loan portfolio, our mortgage banking business, as well as achieving increased profits and sustainable REIT dividends. Towards that end, during the first quarter of 2005 we completed two noteworthy transactions: On the investment side, reflecting a successful major step towards the fulfillment of our financial plan, we successfully completed our first loan securitization of approximately $419 million of high credit quality, first lien, adjustable-rate mortgage and hybrid ARM loans. Additionally, on the capital raising front, we successfully closed on the funding of $25 million of subordinated debt via the issuance of trust preferred securities.

On the loan originations front, in addition to the doubling of our retail origination platform in 2004, we enter 2005 with several new initiatives underway which will prudently further grow our retail mortgage banking business by opening new branches and selectively pursuing acquisition opportunities that expand the reach of our retail franchise. Additionally, this Spring, we will launch a new Wholesale Lending initiative which will enable us to significantly grow our originations business even further. Simultaneously, for our REIT portfolio, we remain focused on the retention of prime ARMs which meet our investment criteria.

New York Mortgage Trust is committed to providing superior returns to our shareholders and, with approximately 19% of the Company’s shares held by insiders, management has a strong incentive to enhance shareholder value.

Our Thanks

In closing, we would like to extend our appreciation to all employees for their continued commitment, hard work and dedicated service. We would also like to thank our stockholders for their continuing support and our customers and business partners for their loyalty.
We look forward to sharing our ongoing achievements of the coming year and beyond.

Sincerely,

Steven B. Schnall
Chairman of the Board and Co-Chief Executive Officer
New York Mortgage Trust, Inc.

While 2004 has been highlighted by numerous operating and financial successes, the milestone event of the year was the successful completion of our Initial Public Offering.

CORPORATE STRUCTURE

NYMT

Real Estate Investment Trust (REIT)
Mortgage Loans & Securitized Loan Portfolio

Loans (Prime ARM Loans Transferred from TRS to REIT at Cost and Securitized)

NYMC

Wholly Owned Taxable REIT Subsidiary (TRS) LoanS 3rd Party Investors (Fixed-Rate and Non- Portfolio ARMs Sold for Cash Servicing Releases)

Loan Origination Business

▪▪▪ New York Mortgage Trust

Sound Business Strategy

New York Mortgage Trust is structured as an active, internally managed, residential mortgage REIT which owns, as a taxable subsidiary, one of the nation’s fastest growing mortgage banking companies from which it can source favorably priced, high quality residential mortgage loans for its portfolio.

Committed to generating favorable portfolio yields while maintaining long-term asset quality, high credit quality ARM loans originated by NYMC that meet our investment criteria will be retained for our REIT portfolio where they will be securitized and financed, generating net interest income. This approach is designed to enable us to generate higher returns than mortgage REITs and mortgage investors who do not have self-origination capabilities since the cost to originate and retain mortgage loans for securitization is generally less than the premiums paid to purchase comparable mortgage-backed securities (“MBS”) from third parties.

Focused on maintaining a cautious balance between risk and return, we manage our interest rate and credit risk in a variety of ways.

•	We only retain for our portfolio ARM and hybrid mortgage loans with initial fixed periods of five years or shorter that meet our strict credit criteria.

•	Fixed-rate loans and ARM loans which do not meet our portfolio criteria are sold to third parties for gain on sale revenues.

•	Loans are securitized enabling us to obtain favorable financing costs in our portfolio.

•	Our portfolio is strategically hedged in order to mitigate interest rate risk via significantly reducing the duration mismatches between our financing terms and projected asset lives.

Experienced Management Team

Our vision and execution begin with our highly seasoned management team. With an average of 20-plus years of mortgage industry experience, they are one of the most knowledgeable teams in the industry. Each executive offers a wealth of valuable skills and professional and industry experience that has created, and will continue to support, the significant growth we see in front of us.

Furthermore, with approximately 19% of the Company’s shares held by insiders, our management team’s objectives are closely aligned with creating and delivering enhanced shareholder value.

Importantly, a substantial majority of NYMT’s Board of Directors is comprised of independent directors whose varied backgrounds encompass a broad range of relevant expertise.

Residential Mortgages—Largest Consumer Finance Market in U.S.

The U.S. residential mortgage market has experienced considerable growth during the past decade, with total outstanding U.S. mortgage debt growing from approximately $3.2 trillion at the end of 1993 to approximately $7.3 trillion as of December 31, 2003, according to The Bond Market Association and the Federal Reserve. The Mortgage Bankers Association (“MBAA”), in its March 14, 2005 Mortgage Finance Forecast, estimates that lenders originated more than $2.6 trillion of one-to-four family mortgage loans in 2004 and, despite a rising interest rate environment, project mortgage loan volumes to home purchasers of approximately $2.4 trillion in 2005.

Origination Growth via Sharp Focus on Home Purchase Market

A majority of our loan origination growth has been primarily achieved through penetration of the home purchase market as opposed to the interest rate-sensitive refinance market. Borrowers seeking to purchase a home do not generally base their decision to purchase on changes in interest rates alone while borrowers that refinance their mortgage loans often make their decision as a direct result of changes in interest rates.

Statistics from the MBAA indicate that the volume of purchase mortgages year after year steadily increases throughout various economic and interest rate cycles. While we are unable to predict borrowing habits, historical trends indicate that the purchase mortgage market is relatively stable and growing.

For the year ended December 31, 2004, purchase loan originations represented 59% of our total residential mortgage loan originations as measured by principal balance. This compares to an industry-wide percentage of 56% for one-to-four family mortgage loans as estimated in the March 14, 2005 Mortgage Finance Forecast of the MBAA.

Retail Referral-Based Business

As testament to our carefully considered business strategy, NYMC, our originations subsidiary, has enjoyed substantial originations growth since its inception in 1991 and has built an industry-leading reputation based on integrity, flexibility and exceptional service. We have an extensive network of retail, referral-based mortgage banking offices that provide exemplary service to diverse customer groups. NYMC produces a wide array of residential loan types with a focus on first lien and purchase mortgage loans, many of which meet our stringent portfolio credit criteria.

Our strength in obtaining customers through an extensive referral network, as well as from direct customer contact, is an integral part of the Company’s overall business strategy and a key driver of its sustainable growth in originations.

Over the years, NYMC has established solid working relationships with many real estate agents, brokers, accountants and attorneys due to our ability to provide a broader array of residential mortgage products to consumers than many of our competitors. These include fixed-rate, adjustable-rate, hybrid ARM, prime, sub-prime, government, multi-family, mixed use, conforming, super-jumbo, first lien, second lien, bridge and HELOC mortgage loans with varying terms. This focus on referral-based business results in relatively higher gross margins and lower advertising costs and loan generation expenses than most other mortgage companies whose business is not referral-based. Additionally, we believe that during periods of flat to rising interest rates this strategy will enable us to sustain stronger home purchase loan origination volumes than competitors who rely on mass marketing.

Rapidly Growing Self-Origination Franchise

Highly committed to establishing and maintaining key positions in selected metropolitan markets, we have expanded our well established franchise beyond the tri-state area of New York, New Jersey and Connecticut to a broader nationwide network of offices. NYMC now has a network of 66 loan origination locations, in 12 states, and we are licensed or exempt from licensing in 39 states and the District of Columbia.

▪▪▪ New York Mortgage Company

Highly committed to establishing and maintaining retail presence in selected metropolitan markets, NYMC has a network of 66 loan origination locations, in 12 states, and we are licensed or exempt from licensing in 39 states and the District of Columbia.

Maximizing Growth Opportunities

Looking ahead, we have an extremely stable, well positioned operating platform upon which to continue to grow our residential mortgage loan origination business and portfolio of prime ARM and hybrid residential mortgage loans. Capitalizing upon this solid platform, we are focused on delivering increased profits and a sustainable dividend to our shareholders based on the following growth strategies:

•	Originating prime residential mortgage loans through NYMC that can either be retained in our portfolio or sold at a profit.

•	Maximizing lending to home buyers rather than to homeowners seeking to refinance their mortgage loans, which, we believe, makes NYMT’s business less vulnerable to declines in loan origination volume resulting from increases in interest rates.

•	Realizing organic growth through our extensive network of sources that generate recurring purchase loan origination referrals and meeting the needs of a variety of customers by offering a broad range of mortgage loan products.

•	Expanding mortgage banking business through hiring additional retail loan officers, opening new retail branch offices in new markets and commencement of a new wholesale business.

•	Selectively pursuing strategic acquisitions in the mortgage banking industry.

•	Leveraging our portfolio to increase size with the intent to enhance returns while at the same time managing the increased risk associated with this leverage.

•	Utilizing appropriate hedge strategies to minimize exposure to interest rate changes.

Conclusion

We have and will continue to conduct our business with integrity, simplicity and transparency. We have an outstanding straightforward business and remain committed to achieving strong returns by focusing on our core business and providing value and exemplary service to our customers. We believe NYMT continues to be in a great position to capitalize on opportunities in the marketplace and are excited about the potential for our entire organization in 2005 and beyond.

“We have and will continue to
conduct our business with integrity,
simplicity and transparency.
We believe NYMT continues to
be in a great position to capitalize
on opportunities in the marketplace
and are excited about the potential
for our entire organization
in 2005 and beyond.”

Steven B. Schnall
Chairman of the Board and
Co - Chief Executive Officer

137%

Increase in mortgage loan originations
for 1Q ’05 as compared to 1Q ’04

▪▪▪ E x e c u t i v e   M a n a g e m e n t   T e a m

▪▪▪ B o a r d   o f   D i r e c t o r s

Sitting:
Steven B. Schnall (left), Joseph Fierro (right)

Standing: (left to right)
Michael Wirth, Raymond A. Redlingshafer, Jr., David Akre, Steve Mumma

Steven B. Schnall
Chairman of the Board and
Co-Chief Executive Officer

David Akre
Co-Chief Executive Officer
and Director

Raymond A. Redlingshafer, Jr.
President, Chief Investment Officer
and Director

Michael Wirth
Chief Financial Officer and Secretary

Steve Mumma
Chief Operating Officer—NYMT

Joseph Fierro
Chief Operating Officer—NYMC

Steven B. Schnall
Chairman of the Board and
Co-Chief Executive Officer

David Akre
Co-Chief Executive Officer
and Director

Raymond A. Redlingshafer, Jr.
President, Chief Investment Officer
and Director

David R. Bock
Independent Board Member

Alan L. Hainey
Independent Board Member

Steven G. Norcutt
Independent Board Member

Mary Dwyer Pembroke
Independent Board Member

Jerome F. Sherman
Independent Board Member

Thomas W. White
Independent Board Member

▪▪▪ Stockholder Information

New York Mortgage Trust, Inc.

Corporate Headquarters

New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York 10019
212-634-9400

Corporate Counsel

HUNTON & WILLIAMS LLP

Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
804-788-8200

Independent Auditors

Deloitte & Touche LLP
Two World Financial Center
New York, New York 10281
212-436-2500

Transfer Agent and Registrar

American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038
800-937-5449

Inquiries

At the Company
Michael I. Wirth,
Chief Financial Officer
212-634-2342
Email: mwirth@nymtrust.com

At Financial Relations Board

Joe Calabrese (General)
212-827-3772
Julie Tu (Analysts)
212-827-3776

Internet

New York Mortgage Trust, Inc.’s Website can be found at www.nymtrust.com and includes the latest press releases, most recent conference call playback, quarterly earnings reports, SEC filings and other investor information.

Information about New York Mortgage Company, LLC, its loan programs and how we can customize a mortgage to help you achieve your dreams can be found at www.nymc.com.

Stock Listing

The common stock of New York Mortgage Trust, Inc. is traded on the New York Stock Exchange under the symbol “NTR.”

Annual Meeting

New York Mortgage Trust, Inc. will be holding its annual meeting of stockholders on Tuesday, May 31, 2005 at 10:00 a.m. The meeting will be held at The Warwick New York Hotel, 65 West 54th Street, New York, New York 10019. The Company’s Board of Directors established April 15, 2005 as the record date for voting by stockholders at the annual meeting. Stockholders of record as of the record date will be entitled to receive notification of and to vote at the annual meeting.